                                                                   EXHIBIT 10(W)


                             SEA PINES COUNTRY CLUB

                     THIRD CLARIFICATION OF MEMBERSHIP PLAN





         This THIRD CLARIFICATION OF MEMBERSHIP PLAN DOCUMENTS (the "Third Clarification"), is made as of this 30th day of April, 1996, by and between SEA PINES COMPANY, INC. (formerly known as Sea Pines Plantation Company, Inc.), a South Carolina corporation (the "Company") and SEA PINES COUNTRY CLUB, INC., a South Carolina not-for-profit corporation (the "Club").


                      STATEMENT OF BACKGROUND INFORMATION

         A. The Company and the Club executed a Subscription Agreement dated as of August 4, 1989 (the "Subscription Agreement"); and

         B. The Subscription Agreement is part of the equity membership materials establishing the equity membership program at Sea Pines Country Club dated August 4, 1989 (the Subscription Agreement and the other equity membership materials are collectively referred to as the "Plan Documents"); and

         C. The Company and the Club have executed a First Clarification of Membership Plan Documents dated October 9, 1989 (the "First Clarification") and a Second Clarification of Membership Plan Documents dated June 1, 1994 (the "Second Clarification") modifying certain terms of the Plan Documents; and

         D. The Company and the Club desire to further modify certain terms of the Plan Documents as hereinafter set forth.


                             STATEMENT OF AGREEMENT

         In consideration of the foregoing premises and the mutual covenants herein contained, the parties intending to be legally bound agree that the Plan Documents are modified as follows:

         1. DEFINITION OF TERMS. All of the defined terms used in this Third Clarification shall have the same meaning as defined in the Plan Documents.

         2. ELECTION OF BOARD OF DIRECTORS OF THE CLUB BY THE EQUITY MEMBERS. The parties hereto agree that the second paragraph in the Section entitled "Board of Governors" which appears on page 12 of the Plan for the Offering of Memberships, shall be deleted in its entirety and replaced with the following:

                 Not more than sixty (60) days prior to the Turnover Date, the Equity Members shall elect twelve (12) Equity Members to serve as the Board of Directors of the Club commencing on the Turnover Date. The twelve (12) members elected by the Equity Members shall work with the Board of Governors until the Turnover Date. On the Turnover Date, the members of the Board of Directors of the Club previously appointed by the Company shall resign and the twelve (12) members elected by the Equity Members shall become the Board of Directors of the Club commencing on the Turnover Date. The Equity Members shall designate four (4) members who shall serve on the Board of Directors commencing on the Turnover Date for three (3) years, four (4) members who shall serve on the Board of Directors commencing on the Turnover Date for two (2) years, and four (4) members who shall serve on the Board of Directors commencing on the Turnover Date for one (1) year. Each year after the Turnover Date, the Equity Members shall elect four (4) members to the Board of Directors of the Club who shall serve for three (3) year terms. The Board of Governors will terminate on the Turnover Date.

       3. NON-EQUITY SOCIAL/TENNIS MEMBERSHIP PRIVILEGES IN THE CLUB. Effective as of February 20, 1996, the Club began making available a new category of membership known as a "Social/Tennis Membership". The Social/Tennis Membership is a non-equity membership and does not entitle the member to any equity or ownership interest in the Club or the Club Facilities and does not permit voting privileges on any matters. The Social/Tennis Membership permits the Social/Tennis Member to select either social dues or tennis dues. In the event the Social/Tennis Member elects social dues, then the member will be permitted to use all of the pool, dining and social facilities of the Club. In addition, these members may use the golf and tennis facilities of the Club six times each per membership year, shall have a seven-day sign-up privilege to reserve golf tee times and tennis court times and shall pay greens fees, golf cart fees and court fees for use of the golf and tennis facilities. In the event the Social/Tennis Member elects tennis dues, then the member will be permitted to use the tennis facilities of the Club with a seven-day sign-up privilege to reserve tennis court times and will not be charged court fees. These members may also use the golf facilities of the Club twelve times per membership year and shall have a seven-day sign-up privilege to reserve golf tee times and shall pay greens fees and golf cart fees.

       Social/Tennis Membership is available to persons who own a residential lot or family dwelling unit in Sea Pines Plantation who are approved for membership in the Club. In order to obtain a Social/Tennis Membership in the Club, a prospective member must make application for membership, pay the required non-refundable membership fee and be approved for membership. Social/Tennis Members shall pay a non-refundable membership fee, dues, fees and other charges incurred at the Club. The membership fee paid by a Social/Tennis Member is not refundable under any circumstances unless the prospective member is not approved for membership. In addition, the Social/Tennis Membership is not transferable and shall terminate upon resignation of membership privileges, death of the Social/Tennis Member and any surviving spouse, or such earlier date in accordance with the terms of the Plan Documents. Social/Tennis Memberships may not be upgraded to an Equity Membership in the Club and are not currently available to current or past Equity Members of the Club.

       4. ACCOUNTING FOR MEMBERSHIP PROCEEDS AND NUMBER OF FULL EQUITY MEMBERSHIPS REMAINING TO BE SOLD BY THE COMPANY. The parties hereto agree to set out below the method by which the Company and the Club will account for the proceeds to be paid in connection with the issuance of both previously unissued and resigned Equity Memberships, Social/Tennis Memberships and Equity Memberships in which the member elects to pay the required membership contribution in non-refundable installments. Until the initial issuance of all of the remaining Equity Memberships to be sold by the Company, the parties hereto agree that all proceeds paid for the issuance of both previously unissued and resigned Equity Memberships, Social/Tennis Memberships and Equity Memberships to persons who elect to pay the required membership contribution in installments shall be paid to the Company. Once the Company has collected a cumulative amount of membership proceeds from the issuance of Social/Tennis Memberships, non-refundable installment payments received from the issuance of Equity Memberships and the issuance of both previously unissued and resigned Equity Memberships to those persons who have paid the entire membership contribution in full upon making application for membership, equal to the membership contribution then charged by the Company for an Equity Membership, the Company shall pay to the Club the membership contribution then charged for an Equity Membership, provided, however, the Company and the Club are in the period of time in which resigned Equity Memberships are being reissued from the resigned membership list as further described in Section 9 herein. In addition, the Company shall deduct from its payment to the Club any amount which the Company is entitled to be paid as a result of the total credit received by a particular member at the time the Equity Membership was acquired exceeds the initiation fee actually paid by that particular member, if any, as further described in Section 13 of that certain Agreement to Turnover Management and Control between the Company and the Club dated April 30, 1996 and further described on Exhibit K of that agreement. Upon receipt of this amount from the Company, the Club shall have the responsibility to repay the appropriate amount in accordance with the Plan Documents to the next resigned Equity Member whose resigned Equity Membership is being reissued by the Club and the difference between the amount received from the Company and the amount repaid to the resigned Equity Member by the Club shall be retained by the Club in accordance with the Plan Documents.

       During the period of time that previously unissued memberships from the Company are being issued in accordance with Section 9 herein, the Company and the Club hereto agree that the number of Full Equity Memberships remaining to be sold by the Company shall be reduced by one each time the cumulative amount of membership fees collected and paid to the Company from the issuance of Social/Tennis Memberships, non-refundable membership fees collected from the issuance of Equity Memberships to persons who have elected to pay the membership contribution on an installment basis and the membership contributions paid for the issuance of Equity Memberships by those persons who have paid the entire membership contribution in full upon making application for membership, equal the current membership contribution charged by the Company for an Equity Membership. In other words, assuming the current membership contribution for an Equity Membership is $27,000 and the non-refundable membership fee for a Social/Tennis Membership is $9,000, and the first non-refundable installment due by those persons purchasing an Equity Membership on an installment basis is $11,000, then upon the issuance of two Social/Tennis Memberships and payment to the Company of $18,000 (two Social/Tennis Memberships x $9,000 each) and the issuance of one Equity Membership to a person who electes to pay the required membership contribution on an installment basis and pays to the Company the first non-refundable installment of $11,000, then the number of Equity Memberships remaining to be sold by the Company shall be reduced by one. The parties hereto acknowledge and agree that this procedure of reducing the number of Equity Memberships to be sold by the Company upon receipt of the appropriate amounts only applies during that period of time in which previously unissued Equity Memberships are being issued to prospective members in accordance with
Section 9 herein.

       The parties hereto further agree that once the Company has received membership proceeds from the issuance of all of the memberships permitted to be sold by the Company and the Company no longer has Equity Memberships for sale, then the proceeds paid thereafter for any type of membership in the Club shall be paid directly to the Club and the Club shall repay the required amounts upon reissuance of the resigned Equity Memberships in accordance with the Plan Documents.

       5. MEMBERSHIP CONTRIBUTION/FEE FOR MEMBERSHIPS IN THE CLUB. The parties hereto acknowledge and agree that persons desiring to be Equity Members of the Club will be required to pay a membership contribution set forth in their Membership Purchase Agreement and those persons desiring a Social/Tennis Membership shall be required to pay a non-refundable membership fee set forth in their Application for Social/Tennis Membership Privileges. Until the initial sale of all Equity Memberships permitted to be sold by the Company, the Company will establish the required membership contribution for Equity Memberships and the non-refundable membership fee for Social/Tennis Memberships and the manner of payment of these fees. After the initial sale of all Equity Memberships permitted to be sold by the Company, the Board of Directors of the Club will establish the membership contribution for Equity Memberships and the non-refundable membership fee for Social/Tennis Memberships and the manner of payment of the required membership contribution or membership fee.

       6. USE OF FOUR HARBOUR TOWN RACQUET CLUB TENNIS COURTS. The parties hereto agree that the paragraph appearing on page 4 of the Plan for the Offering of Memberships entitled "Use of Four of the Harbour Town Racquet Club Tennis Courts" and the second paragraph of the section entitled "Tennis Dues Plan" appearing on page C-9 of Exhibit C to the Plan for the Offering of Memberships shall be deleted in its entirety and replaced with the following:

              In addition to the tennis facilities owned by the Club, the Company may reserve up to four tennis courts at the Harbour Town Racquet Club for use by those members who have selected the annual tennis dues plan. The Company will periodically evaluate the use of these tennis courts by members of the Club and has retained the right to reduce the number of reserved tennis courts at the Harbour Town Racquet Club from time to time based upon use by members of the Club. The Club shall pay to the Company an amount equal to twenty-five percent (25%) of the dues charged an annual dues plan for each member selecting an annual tennis dues plan. The Club shall pay these amounts to the Company within twenty days after the beginning of each dues period in which dues are paid by members of the Club and immediately upon receipt of such amounts if paid after the beginning of a dues period. In the event the Company reduces the number of tennis courts reserved at the Harbour Town Racquet Club, the parties hereto agree that the amount paid to the Company by the Club shall be reduced proportionately to the number of tennis courts reduced. In other words, if the Company reduces the number of reserved tennis courts from four to two then the amount paid to the Company by the Club shall be reduced by fifty percent (50%). Members selecting the annual tennis dues plan will be permitted unlimited play on the four tennis courts reserved at the Harbour Town Racquet Club. If any of these four tennis courts have not been reserved one day prior to the day of play, then the Company shall be permitted to sell the unreserved court times to persons it deems appropriate, including making them available for tournament play.

       7. DUES, FEES AND CHARGES. The parties hereto agree that the second paragraph under the Section "Dues and Assessments" and entitled "Dues, Fees and Charges Set Prior to Each Membership Year" appearing on page 10 of the Plan for the Offering of Memberships shall be deleted in its entirety and replaced with the following:

              Each year following the Turnover Date, the Board of Directors of the Club will determine the amount of dues to be paid by each annual dues plan for the next membership year. Dues may be set at any level deemed appropriate by the Board of Directors of the Club. Dues shall be due and payable in advance on a quarterly basis unless otherwise established by the Club from time to time. The current dues for use of the Club Facilities are set forth on the Schedule of Dues and Charges. The amount of dues for subsequent years is subject to change. The amount of dues payable by each member will depend upon the dues plan selected and whether the member has elected to provide membership privileges to members of his or her immediate family. A member who has not selected an annual dues plan will be deemed by the Club to have selected the same annual dues plan the member participated in during the previous membership year. In addition, the Club may determine from time to time to charge less dues to those members who reside in their dwelling unit in Sea Pines Plantation less than one hundred twenty-two (122) days per membership year.

       8. ALLOCATION AND PAYMENT OF DUES TO THE COMPANY. Commencing on the Turnover Date, the Board of Directors of the Club will establish the amount of dues to be paid by each annual dues plan for the next membership year. The Club and the Company agree that golf dues for Plans II and III have been established for the 1996 membership year and shall increase each membership year thereafter in an amount at least equal to the most recent twelve months' increase in the Bureau of Labor Statistics Consumer Price Index for the Southeast Region. Prior to implementation of any change in the dues for Plans I, II and III, the Club shall review all such changes with the Company.

       The Company and the Club acknowledge that the Plan Documents currently provide for a certain allocation of dues revenue which is paid to the Company. The parties hereto agree that provision shall be modified as described herein. Commencing on the Turnover Date and continuing for a period of three full membership years after the Turnover Date, the Club shall pay to the Company within twenty (20) days after the commencement of each quarter during the membership year an amount equal to forty-seven percent (47%) of the gross dues billed for Plan II and sixty-five percent (65%) of the gross dues billed for Plan III. Following the expiration of the three-year period, either the Company or the Club may elect to cancel this revenue allocation procedure upon ninety
(90) days prior written notice before the end of any membership year. In the event either party provides written notice to cancel the revenue allocation procedure, then the parties hereto must negotiate in good faith to agree on another allocation formula. However, until there is an agreement between the Company and the Club on a new allocation formula, the allocation set forth in this paragraph shall continue.

       9. RESALE OF RESIGNED EQUITY MEMBERSHIPS. The parties hereto agree that the second paragraph appearing on page 6 of the Plan for the Offering of

Memberships entitled "Club Will Repurchase a Resigned Membership" is hereby deleted in its entirety and replaced with the following:

              Effective as of November 1, 1995, and continuing until the initial issuance of all of the Equity Memberships permitted to be issued by the Company the procedure for reissuing resigned Equity Memberships by the Club shall be as set forth herein. The Club shall maintain a waiting list of eligible persons who desire to acquire an Equity Membership. While there remains unissued Equity Memberships to be sold by the Company and there are less than one hundred sixteen (116) resigned Equity Memberships on the resigned membership list then both previously unissued memberships issued by the Company and resigned memberships reissued by the Club shall be in accordance with the following procedure: (i) the first twenty (20) Equity Memberships issued in any given membership year shall be resigned Equity Memberships reissued from the resigned membership list, (ii) the next twenty (20) Equity Memberships issued in any given membership year shall be previously unissued Equity Memberships issued by the Company, and (iii) any Equity Memberships issued in excess of forty (40) in any given membership year shall be issued on an alternating basis so that one membership will be issued from the resigned membership list and the next membership issued will be an unissued membership from the Company and this every other one alternating basis will continue for the remainder of that membership year.

              When there remains unissued memberships to be issued by the Company and there are more than one hundred fifteen (115) resigned Equity Memberships on the resigned membership list, then the following procedure shall apply: (i) with the next calendar month following the month in which the condition is satisfied, the first ten (10) Equity Memberships issued will be previously unissued memberships from the Company, (ii) all Equity Memberships issued following the initial issuance of ten (10) previously unissued Equity Memberships will be resigned memberships from the resigned membership list for the remainder of the twelve (12) month period which commenced the first day of the month in which the ten (10) unissued Equity Memberships were to be issued, and (iii) following the expiration of this twelve (12) month period described in (ii) above, the procedure for issuing memberships in the Club, whether previously unissued memberships or resigned memberships, shall once again depend on the number of memberships on the resigned membership list as further described in this Section.

       10.    FINANCE COMMITTEE. The parties hereto agree that Section 4b of
Article IX of the By-Laws is hereby deleted in its entirety and replaced with the following:

              b. The Finance Committee shall in general supervise, direct and control all matters pertaining to the Club's finances including, but not limited to, the placing of insurance, the filing of tax returns, the payment of taxes, the preparation of the annual operating budget, the preparation of the current reports for the Board of Directors on the Club's financial condition and the issuance to Equity Members of a condensed operating statement on such periodic basis as may be established by the Board of Directors. The Finance Committee shall have the power, with the approval of the Board of Directors, to direct the General Manager to employ, at the expense of the Club, such clerical aid and assistance as may be necessary to handle the accounts. The account books and vouchers shall at all times be open to the inspection of any member of the Board of Directors.

       11. GOLF CART PLAN FOR MEMBERS OF THE CLUB. The parties hereto agree to make available an annual golf cart plan to members of the Club. The annual golf cart plan will allow use of golf carts by members of the Club that have selected such plan without payment of daily golf cart fees. Commencing on the Turnover Date, the Board of Directors of the Club will establish the amount of dues to be paid by each member for the annual golf cart plan. However, the Club and the Company agree that the annual cart plan fees have been established for the 1996 membership year and shall increase each membership year thereafter in an amount at least equal to the most recent twelve months' increase in the Bureau of Labor Statistics Consumer Price Index for the Southeast Region.

       Commencing on the Turnover Date and continuing for a period of three full membership years after the Turnover Date, the Club shall pay to the Company within twenty (20) days after the commencment of each quarter during the membership year an amount equal to fifty-five percent (55%) of the gross dues billed each member for the annual golf cart plan. Following the expiration of the three (3) year period, then either the Company or the Club may elect to cancel this revenue allocation procedure or the availability of the annual golf cart plan upon ninety (90) days prior written notice to the other party before the end of any membership year. In the event either party provides written notice to cancel the revenue allocation procedure, the parties hereto must negotiate in good faith to agree on another allocation formula. However, until there is an agreement between the parties on a new allocation formula, the allocation set forth in this paragraph shall continue.

       12. INDEMNIFICATION. The parties hereto agree that Section 27 of the Subscription Agreement between the Club and the Company dated August 4, 1989 is hereby amended by adding the following paragraph as the second paragraph:

              The Company shall indemnify, defend and hold harmless the Club, its employees, agents, directors, officers and affiliates against and in respect of, and to reimburse the Club, its employees, agents, directors, officers and affiliates on demand for, any and all claims, demands, losses, costs, expenses, obligations, damages, recoveries and efficiencies, including, but not limited to, interest, penalties, attorneys' fees and disbursements (even if incident to any appeals) that the Club, its employees, agents, directors, officers and affiliates shall incur or suffer, which arise, result from or relate to the ownership, operation or management of the Club Facilities prior to the Turnover Date and the marketing and sales of new (unissued) and resigned (resale list) memberships occurring prior to the Turnover Date and the management, operation or control of marketing and sales of new (unissued) and resigned (resale list) memberships subsequent to the Turnover Date during the period that the Company continues to manage the marketing and sales of new and resigned Equity Memberships.

       13. PLAN DOCUMENTS. All of the Plan Documents, the First Clarification and the Second Clarification shall be amended as specifically required in order effectuate the terms and conditions of this Third Clarification and all other terms and conditions of the Plan Documents, the First Clarification and the Second Clarification shall remain in force and effect.

       14. CONFLICT OF DOCUMENTS. In the event of any conflict or ambiguity between this Third Clarification and the Plan Documents, the First Clarification or the Second Clarification, then the terms and conditions of this Third Clarification shall prevail.

       15.    MISCELLANEOUS PROVISIONS.

              A. ENTIRE AGREEMENT. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

              B. AMENDMENTS. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

              C. ASSIGNMENTS. The Club and the Company may assign their rights and/or obligations under this Agreement in whole or in part upon the prior written approval of the other party, such approval shall not be unreasonably withheld.

              D. FURTHER ASSURANCES. The parties hereto agree from time to time to execute and deliver such further assurances and other transfers, assignments and documents and do all matters and things which may be necessary to more effectively and completely carry out the intentions of this Agreement.

              E. BINDING EFFECT. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

              F. NOTICES. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) delivered or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to:

       If to the Company:

       Sea Pines Company, Inc.
       Post Office Box 7000
       Hilton Head Island, South Carolina 29938
       Attention: President

       If to the Club:

       Sea Pines Country Club, Inc.
       Post Office Box 7487
       Hilton Head Island, South Carolina 29938
       Attention: President
or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered on the date: (a) delivered if by personal delivery, and (b) upon which the return receipt is signed or delivery is refused, or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

              G. HEADINGS. Headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

              H. SEVERABILITY. If any part of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by, or deemed invalid under applicable law or regulation, the provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

              I. SURVIVAL. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

              J. WAIVERS. The failure or delay of any party at any time to require performance by another party of any provision of this agreement, even if known, shall not affect the right of that party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement.

              K. JURISDICTION AND VENUE. The parties acknowledge that a substantial portion of negotiations, anticipated performance, and execution of this Agreement occurred or shall occur in Hilton Head Island, South Carolina and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record in the State of South Carolina in Beaufort County or the District Court of the United States, District of South Carolina, Charleston Division; (b) consents to the jurisdiction of each such court and any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said State.

              L. GOVERNING LAW. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of South Carolina without regard to principles of conflicts of laws.

       IN WITNESS WHEREOF, the parties hereto, being duly authorized to enter into this Third Clarification, have caused this Third Clarification to be duly executed and their seals to be affixed hereto the day and year first above written.

WITNESSES:                         SEA PINES COMPANY, INC., a South Carolina
                                   corporation


Connie Smith                By: Michael E. Lawrence
----------------------         ---------------------------------------
                               Its:  President


Joan Potter                 Attest: Steve P. Birdwell
----------------------             -----------------------------------

                                   Its: Secretary
                                       -------------------------------



                                   (Corporate Seal)



                                   SEA PINES COUNTRY CLUB, INC., a South
                                   Carolina not-for-profit corporation


Connie Smith                By: Michael E. Lawrence
----------------------         ---------------------------------------
                               Its:  President


Joan Potter                 Attest: Steve P. Birdwell
----------------------             -----------------------------------

                                   Its: Secretary
                                       -------------------------------



                                   (Corporate Seal)



The persons listed below currently serve on the Advisory Board of Governors established at Sea Pines Country Club and have signed below solely to acknowledge their agreement on behalf of the Advisory Board of Governors of Sea Pines Country Club to the modifications to the Plan Documents set forth herein.



/s/ Allen A. Lincoln                         /s/ Edward W. Smith
----------------------------------           ----------------------------------
Allen A. Lincoln                             Edward W. Smith

/s/ Joseph G. Ludwig, Jr.                    /s/ Charles H. Steingraber
----------------------------------           ----------------------------------
Joseph G. Ludwig, Jr.                        Charles H. Steingraber

/s/ Elaine C. Meister                        /s/ R. Douglas Watson
----------------------------------           ----------------------------------
Elaine C. Meister                            R. Douglas Watson

/s/ H. Kay Morton                            /s/ Wade J. Webster
----------------------------------           ----------------------------------
H. Kay Morton                                Wade J. Webster

/s/ Joseph A. Myers                          /s/ Anne H. Wygal
----------------------------------           ----------------------------------
Joseph A. Myers                              Anne H. Wygal

/s/ James F. Newman                          /s/ James J. Young
----------------------------------           ----------------------------------
James F. Newman                              James J. Young


----------------------------------
Barbara C. Pollard